UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): February 1, 2017

SMTC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Hood Road Markham, Ontario, CANADA L3R 4N6
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (d)             Ed Smith, age 54, has been appointed as the Interim President and Chief Executive Officer of SMTC Corporation (the “Company”), effective February 17, 2017.  Mr. Smith will commence providing management services to the Company on February 6, 2017, working alongside outgoing President and Chief Executive Officer, Sushil Dhiman, during this transition period, and assume the role of Interim President and Chief Executive Officer on an ongoing basis beginning on February 17, 2017.

                                Mr. Smith has extensive experience in the electronic manufacturing services (EMS) industry and the electronic components distribution industry.  He most recently served as Senior Vice President, Global Embedded Solutions at Avnet, Inc. during 2016 and as President, Avnet Electronics Marketing Americas from February 2009 to March 2016. Mr. Smith has also served in various other positions at Avnet, Inc. beginning in 1994. From 2002 to 2004, Mr. Smith served as President and Chief Executive Officer of SMTEK International, Inc., a tier II manufacturer in the EMS industry.  Mr. Smith currently serves as the Chairman of the Electronic Components Industry Association.

                                The Company has entered into a services agreement, dated February 1, 2017, with Mr. Smith (the “Services Agreement”). Under the terms of the Services Agreement, Mr. Smith will receive a monthly services fee in the amount of $40,000 and receive reimbursement from the Company for (i) all reasonable out-of-pocket expenses, including meal and travel expenses, incurred in connection with commuting from his home to and from San Jose, California and (ii) all reasonable housing expenses incurred to rent an apartment in San Jose, California.  In addition, Mr. Smith will receive an equity award grant of restricted stock units from the Company on February 17, 2017, which will have a grant date value of $100,000. These restricted stock units will vest upon the earlier to occur of (i) the first anniversary of the grant date of such restricted stock units, provided that Mr. Smith continues to serve as Interim President and Chief Executive Officer on such vesting date and (ii) a Covered Transaction (as defined in the Company’s 2010 Incentive Plan, as amended).  The Services Agreement has no specified term and is terminable by either party, with or without cause, upon written notice.

                                In addition, the Board of Directors (the “Board”) of the Company has elected Mr. Smith as a member of the Board, effective February 17, 2017, to fill the vacancy created by the resignation of Mr. Dhiman. Mr. Smith will not serve on any of the Board’s committees.  The Board believes that Mr. Smith’s extensive experience in the EMS and electronic components distribution industries, coupled with his prior board experience, make him well qualified to serve as a director of the Company.

                                The foregoing description of the Services Agreement is qualified in its entirety by reference to the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release announcing Mr. Smith’s appointment as Interim President and Chief Executive Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Services Agreement, dated February 1, 2017, by and between Edward Smith and SMTC Corporation
99.1	Press Release, dated February 2, 2017

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: February 2, 2017	By:	/s/ Roger Dunfield
	Name:	Roger Dunfield
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Services Agreement, dated February 1, 2017, by and between Edward Smith and SMTC Corporation
99.1	Press Release, dated February 2, 2017